UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 7, 2022
EMBARK TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39881 (Commission File Number)	86-3343695 (I.R.S. Employer Identification No.)
321 Alabama Street
San Francisco, CA 94110
(Address of principal executive offices, including zip code)
(415) 671-9628
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EMBK	The Nasdaq Global Market

Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	EMBKW	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2022, the board of directors (the “Board”) of Embark Technology, Inc. (the “Company”) appointed Penelope Herscher as a Class II director. Ms. Herscher will serve with a term that will expire at the 2023 annual meeting. Ms. Herscher will serve as the Chairperson of the Board and as the Chairperson of the compensation committee of the Board. Ms. Herscher was appointed to the Board as an “independent” director. In connection with her appointment, the Company and Ms. Herscher have entered into the Company’s standard indemnification agreement for directors.

Additionally, on September 7, 2022, the Board approved an amended and restated Non-Employee Director Compensation Policy (the “Non-Employee Director Policy”). Pursuant to the Non-Employee Director Policy, each eligible non-employee director will be entitled to certain cash fees, including an annual retainer of $75,000. In addition, non-employee directors serving on one or more committees of our board of directors will receive the following additional annual fees, each earned and paid on a quarterly basis: (a) the chair of the Board will receive an additional annual fee of $75,000, (b) the chair of our audit committee will receive an additional annual fee of $25,000 and other members of our audit committee will receive an additional fee of $12,500, (c) the chair of our compensation committee will receive an additional annual fee of $15,000, and other members of our compensation committee will each receive an additional annual fee of $7,500, and (d) the chair of our nominating and governance committee will receive an additional annual fee of $10,000, and other members of our nominating and governance committee will receive an additional annual fee of $5,000.

In addition, each eligible non-employee director will also be entitled to certain equity-based compensation. Eligible non-employee directors who are engaged in their role as of the date of any annual shareholder meeting will receive an annual restricted stock unit award with a grant date value of $175,000, which will vest in equal monthly installments over the one-year period following the annual shareholder meeting, subject to the non-employee director continuing in service through each such date. In addition, each non-employee director who is elected or appointed to the board other than at the annual shareholder meeting will receive, on the date of the initial election or appointment, (i) a one-time restricted stock unit award with a grant date value of $175,000, which will vest in equal monthly installments over the four-year period following the non-employee director’s election or appointment (the “Start Date”) and (ii) a one-time restricted stock unit award with a grant date value equal to the product of (a) $175,000 and (b) the number of days beginning from the Start Date until the first annual meeting date following the Start Date divided by the number of days beginning on the first annual meeting date preceding the Start Date to the first annual meeting date following the Start Date, which will vest in monthly installments commencing on the first month following the Start Date and ending in the month of the expected first annual meeting following the Start Date, each award subject to the non-employee director continuing in service through each such date. In the event of a Change in Control (as defined in the Company’s 2022 Incentive Award Plan), the equity awards granted pursuant to this policy will accelerate and vest in full.

The foregoing description of the Non-Employee Director Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Non-Employee Director Policy, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with her appointment, Ms. Herscher is eligible to receive the compensation described above under the Non-Employee Director Policy.
(d) Exhibits

Exhibit No.	Description
10.1	Embark Technology, Inc. Non-Employee Director Compensation Policy
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embark Technology, Inc.

Date: September 12, 2022	By:	/s/ Richard Hawwa
	Name:	Richard Hawwa
	Title:	Chief Financial Officer